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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated January 28, 1998, included or incorporated by reference in MGM Grand, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.

                              /s/ Arthur Andersen LLP

                                  ARTHUR ANDERSON LLP


Las Vegas, Nevada
February 26, 1999